Exhibit (15)

August 3, 2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:                                    Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-26241; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; and 333-132139).

Commissioners:

We are aware that our report dated July 24, 2007, on our review of interim financial information of Ecolab Inc. (the “Company”) for the three and six month periods ended June 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota